Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530‑5817	(818) 264‑4907

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2017 Results

Westlake Village, CA, February 8, 2018 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $123.9 million for the fourth quarter of 2017, on revenue of $298.6 million.  Net income attributable to PFSI common stockholders was  $62.3 million, or $2.44 per diluted share.  Book value per share increased to $19.95, from $17.20 at September 30, 2017.

Fourth Quarter 2017 Highlights

•	Pretax income was $121.8 million; includes $32.0 million benefit related to remeasurement of tax-related items as a result of the newly enacted federal tax law
o	Diluted earnings per share of $2.44 includes a benefit of $1.79 from the remeasurement of tax-related items
o	Fourth quarter results reflect strong earnings contributions from both the production and servicing segments
•	Production segment pretax income was $55.3 million, down 20 percent from the prior quarter and down 41 percent from the fourth quarter of 2016
o	Total loan production activity of $17.0 billion in unpaid principal balance (UPB), down 10 percent from the prior quarter and 23 percent from the fourth quarter of 2016
o	$15.4 billion in UPB of correspondent production, down 12 percent from the prior quarter and 23 percent from the fourth quarter of 2016
o	$1.6 billion in UPB of consumer direct originations, up 8 percent from the prior quarter and down 20 percent from the fourth quarter of 2016
o

Interest rate lock commitments (IRLCs) on correspondent government and consumer direct loans totaled $11.8 billion, down 11 percent from the prior quarter and 20 percent from the fourth quarter of 2016

•	Servicing segment pretax income was $32.0 million, up 31 percent from the prior quarter and down 9 percent from the fourth quarter of 2016
o	Servicing segment pretax income excluding valuation-related changes was $28.2 million, down 24 percent from the prior quarter and up 15 percent from the fourth quarter of 2016[1]
o	Servicing portfolio grew to $245.8 billion in UPB, up 3 percent from September 30, 2017, and 27 percent from December 31, 2016
o	Entered into an agreement to acquire a bulk portfolio of Ginnie Mae and conventional conforming mortgage servicing rights (MSRs) with a UPB of approximately $3.6 billion[2]
•	Investment Management segment pretax income was $1.5 million, up from $0.7 million in the prior quarter and $0.4 million in the fourth quarter of 2016
o	Net assets under management were $1.6 billion, down 4 percent from September 30, 2017 and up 2 percent from December 31, 2016

Full-Year 2017 Highlights

•	Pretax income was $335.9 million; includes $32.0 million benefit related to remeasurement of tax-related items
o	Diluted earnings per share of $4.03 includes a benefit of $1.83 resulting from the remeasurement of tax-related items
•	Total net revenue of $955.5 million, up 3 percent from the prior year
•	Loan production totaled $68.5 billion in UPB, a decrease of 2 percent from record levels in the prior year
•	Servicing portfolio reached $245.8 billion in UPB, up 27 percent from December 31, 2016

“PennyMac Financial closed out the year with a very strong fourth quarter, with growth in book value per share to nearly $20.  Earnings were excellent and further benefited from the remeasurement of tax-related items,” said President and CEO David Spector. “Our production and servicing segments delivered solid earnings.  Servicing is contributing an increasingly meaningful portion of earnings, and we expect this segment to continue performing well as our portfolio grows and interest rates rise.  In correspondent production, we continued to generate strong results through our market-leading franchise.”

1    Excludes changes in the fair value of MSRs, the ESS liability, and gains/(losses) on hedging derivatives which were $28.0 million, $4.6 million, and $(20.8) million, respectively, and a provision for credit losses on active loans of $(8.8) million in the fourth quarter of 2017.

2    This transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all.

The following table presents the contribution of PennyMac Financial’s  Production, Servicing and Investment Management segments to pretax income:

	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$68,716	$29,905	$98,621	$—	$98,621
Loan origination fees	30,267	—	30,267	—	30,267
Fulfillment fees from PMT	19,175	—	19,175	—	19,175
Net servicing fees	—	106,902	106,902	—	106,902
Management fees	—	—	—	5,988	5,988
Carried Interest from Investment Funds	—	—	—	5	5
Net interest income (expense):	—	—
Interest income	15,329	24,576	39,905	—	39,905
Interest expense	2,852	32,813	35,665	12	35,677
	12,477	(8,237)	4,240	(12)	4,228
Other	291	268	559	(51)	508
Total net revenue	130,926	128,838	259,764	5,930	265,694
Expenses	75,586	96,840	172,426	4,435	176,861
Income before provision for income taxes and non-segment activities	55,340	31,998	87,338	1,495	88,833
Non-segment activities(1)					32,940
Pretax income	$55,340	$31,998	$87,338	$1,495	$121,773

(1)	Includes repricing of Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under a tax receivable agreement

The new federal tax law resulted in the remeasurement of tax-related items during the fourth quarter, primarily a deferred tax liability that results from deferred gains related to originated MSRs and a deferred tax asset that relates to the step up in basis on exchange of Private National Mortgage Acceptance Company, LLC unitholders for PFSI Class A common stock.  In addition, the tax rate change required a remeasurement of amounts payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under the tax receivable agreement. The remeasurement of these items resulted in an increase in total net revenue of $32.0 million from repricing the tax receivable agreement liability and an income tax benefit of $13.6 million from repricing the net deferred tax liability, and contributed $1.79 to diluted earnings per share for the quarter.

PFSI’s tax provision rate for 2018 was decreased to 27.4 percent from 40.5 percent.

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s  own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (NYSE: PMT) and consumer direct lending.

PennyMac Financial’s loan production activity for the quarter totaled $17.0 billion in UPB, of which $11.1 billion in UPB was for its own account, and $5.9 billion in UPB was fee-based fulfillment activity for PMT.  IRLCs on correspondent government and consumer direct loans totaled $11.8 billion in UPB.

Production segment pretax income was $55.3 million, a decrease of 20 percent from the prior quarter and a decrease of 41 percent from the fourth quarter of 2016.  Production revenue totaled $130.9 million, a  decrease of 8 percent from the prior quarter and a decrease of 25 percent from the fourth quarter of 2016.  The quarter-over-quarter decrease primarily resulted from an $11.3 million decrease in net gains on mortgage loans held for sale driven by a decline in production volume resulting from increased competition and seasonal factors,  partially offset by a $7.2 million increase in net interest income driven by the optimization of financing arrangements.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands)
Receipt of MSRs in loan sale transactions	$143,904	$154,763	$190,735
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,553)	(1,495)	(2,535)
Provision for representations and warranties, net	(381)	(402)	(845)
Cash investment (1)	(69,001)	(43,943)	29,038
Fair value changes of pipeline, inventory and hedges	25,652	(787)	(88,461)
Net gains on mortgage loans held for sale	$98,621	$108,136	$127,932

Net gains on mortgage loans held for sale by segment:
Production	$68,716	$79,983	$103,413
Servicing	$29,905	$28,153	$24,519

(1)	Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming loans acquired by PMT in its correspondent production business.  These services include, but are not limited to:  marketing;  relationship management;  the approval of correspondent sellers and the ongoing monitoring of their performance;  reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing;  hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $19.2 million in the fourth quarter, down 18 percent  from the prior quarter and down 29 percent from the fourth quarter of 2016.  The decrease in fulfillment fee revenue was driven by lower acquisition volumes by PMT and a reduction in the weighted average fulfillment fee. The weighted average fulfillment fee rate reflects discretionary reductions to facilitate the successful completion of certain loan transactions by PMT.  For the fourth quarter, the weighted average fulfillment fee rate was 33 basis points, down from 36 basis points in the prior quarter.

Production segment expenses were $75.6 million, a 3 percent increase from the prior quarter and a 7 percent decrease from the fourth quarter of 2016.  The quarter-over-quarter increase was driven by an increase in allocated incentive-based compensation.

Servicing Segment

Servicing includes income from owned MSRs, subservicing and special servicing activities.  Servicing segment pretax income was $32.0 million compared with $24.5 million in the prior quarter and $35.1 million in the fourth quarter of 2016.  Servicing segment revenues totaled $128.8 million, a  25 percent increase from the prior quarter and a 19 percent increase from the fourth quarter of 2016.  The quarter-over-quarter increase was primarily due to  an increase in net loan servicing fees,  driven by portfolio growth and MSR fair value changes net of hedge results.

Net loan servicing fees totaled $106.9 million and included $162.0 million in servicing fees reduced by $66.9 million of amortization and realization of MSR cash flows.  Valuation-related gains totaled $11.8 million, which includes MSR fair value gains and reversal of impairment for MSRs carried at the lower of amortized cost or fair value of $28.0 million,  changes in fair value of the excess servicing spread (ESS) liability resulting in a $4.6 million gain and related hedging losses of $20.8 million.  The MSR fair value gains and the reversal of impairment resulted from higher mortgage rates and reduced discount rates on government MSRs, reflecting improved market liquidity for Ginnie Mae MSRs and a reduced risk profile of our MSR portfolio resulting from the early buyout (EBO) of severely delinquent loans.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands)
Servicing fees (1)	$162,008	$153,782	$127,483
Effect of MSRs:
Amortization and realization of cash flows	(66,891)	(65,751)	(50,204)
Change in fair value and provision for/reversal of impairment of MSRs carried at lower of amortized cost or fair value	28,029	(21,952)	151,599
Change in fair value of excess servicing spread financing	4,593	4,828	(17,061)
Hedging gains (losses)	(20,837)	7,174	(116,289)
Total amortization, impairment and change in fair value of MSRs	(55,106)	(75,701)	(31,955)
Net loan servicing fees	$106,902	$78,081	$95,528

(1)	Includes contractually-specified servicing fees

Servicing segment revenue also included $29.9 million in net gains on mortgage loans held for sale from the securitization of reperforming government-insured and guaranteed loans, compared with  $28.2 million in the prior quarter and $24.5 million in the fourth quarter of 2016.  These loans were previously purchased out of Ginnie Mae securitizations as EBOs and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.  Net interest expense totaled $8.2 million, a 147 percent increase from the prior quarter and a 33 percent decrease from the fourth quarter of 2016.  Interest income decreased by $2.2 million from the prior quarter, driven by a reduction in modification activity on EBO loans.  Interest expense increased by $2.7 million from the prior quarter, driven by the second Ginnie Mae MSR term note issued during the third quarter and higher short-term interest rates.

Servicing segment expenses totaled $96.8 million, a 23 percent increase from the prior quarter and a 33 percent increase from the fourth quarter of 2016.  The increase was driven by temporary increases in staffing costs to assist borrowers affected by natural disasters and higher EBO transaction-related expenses from a significant increase in buyout volumes during the quarter.  The buyout transactions are expected to benefit future period income through reduced costs and gains on redelivery of performing loans.

The total servicing portfolio reached $245.8 billion in UPB at December 31, 2017, an increase of 3 percent from the prior quarter end and 27 percent from a year earlier.  Servicing portfolio growth during the quarter was driven by the company’s loan production activities.  Of the total servicing portfolio, prime servicing was $244.5 billion in UPB and special servicing was $1.3 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $75.0 billion in UPB, an increase of 5 percent from September 30, 2017.  PennyMac Financial’s  owned MSR portfolio grew to $166.2 billion in UPB, an increase of 2 percent from the prior quarter end.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$119,673,403	$113,590,527	$89,493,817
Acquisitions	46,575,834	49,209,050	39,660,951
	166,249,237	162,799,577	129,154,768
Mortgage servicing liabilities	1,620,609	1,512,632	2,097,234
Mortgage loans held for sale	2,998,377	2,858,642	2,101,283
	170,868,223	167,170,851	133,353,285
Subserviced for Advised Entities	73,651,608	69,498,140	58,327,748
Total prime servicing	244,519,831	236,668,991	191,681,033
Special servicing:
Subserviced for Advised Entities	1,328,660	1,703,817	2,558,969
Total loans serviced	$245,848,491	$238,372,808	$194,240,002

Mortgage loans serviced:
Owned
Mortgage servicing rights	$166,249,237	$162,799,577	$129,154,768
Mortgage servicing liabilities	1,620,609	1,512,632	2,074,896
Mortgage loans held for sale	2,998,377	2,858,642	2,101,283
	170,868,223	167,170,851	133,330,947
Subserviced	74,980,268	71,201,957	60,886,717
Total mortgage loans serviced	$245,848,491	$238,372,808	$194,217,664

Investment Management Segment

PennyMac Financial manages PMT and two private Investment Funds for which it earns base management fees and may earn incentive compensation.  Net assets under management were $1.6 billion as of December 31,  2017,  down 4 percent from September 30, 2017 and up 2 percent from December 31, 2016.  During and after the quarter, PMT repurchased approximately 5.2 million common shares at a cost of $83 million3.  The repurchase program allows PMT to acquire its common shares at a discount to book value and enhance equity returns, which we believe aids PMT’s long-run success.

Pretax income for the Investment Management segment was $1.5 million, compared with $0.7 million in the prior quarter and $0.4 million in the fourth quarter of 2016.  Management fees, which include base management fees from PMT and the private Investment Funds, decreased 4 percent from the prior quarter and increased 7 percent from the fourth quarter of 2016.  No incentive fee was paid by PMT during the quarter, consistent with the prior quarter and the fourth quarter of 2016.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,900	$6,038	$5,081
Performance incentive	—	—	—
	5,900	6,038	5,081
Investment Funds	88	178	502
Total management fees	5,988	6,216	5,583
Carried Interest	5	(1,158)	36
Total management fees and Carried Interest	$5,993	$5,058	$5,619

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,544,585	$1,610,565	$1,351,114
Investment Funds	29,329	29,955	197,550
	$1,573,914	$1,640,520	$1,548,664

Investment Management segment expenses totaled $4.4 million, a 3 percent increase from the prior quarter and a  16 percent decrease from the fourth quarter of 2016.

Consolidated Expenses

Total expenses for the fourth quarter were $176.9 million, a 13 percent increase from the prior quarter and an 11 percent increase from the fourth quarter of 2016.  The quarter-over-quarter increase was driven by higher servicing costs, in addition to higher compensation expense resulting from an increase in incentive-based compensation.

3   November 6, 2017 through January 5, 2018. PFSI net assets under management of $1.6 billion at December 31, 2017 does not reflect PMT’s common share buyback activity between January 2, 2018 and January 5, 2018.

Executive Chairman Stanford L. Kurland concluded, “We remain focused on long-term initiatives to help ensure PennyMac Financial’s growth and success.  We continue to make progress on process redesigns in our production businesses that will benefit our consumer direct and broker direct channels, while in our servicing business we have made technology investments and are rolling out new modules to drive workflows and increased efficiency.  We also launched our Broker Direct channel which gives us access to an additional 10 percent of the U.S. mortgage market.  While the effects of different aspects of the new tax law are uncertain, we believe a strong economy and the stimulus provided by the tax bill bode well for housing and PennyMac Financial’s businesses.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Thursday,  February 8,  2018.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.”  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of  regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss with real estate investments resulting from adverse weather conditions and man-made or natural disasters; and our organizational structure and certain requirements in our charter documents.  You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands, except share amounts)
ASSETS
Cash	$37,725	$67,708	$99,367
Short—term investments at fair value	170,080	136,217	85,964
Mortgage loans held for sale at fair value	3,099,103	2,935,593	2,172,815
Derivative assets	78,179	76,709	82,905
Servicing advances, net	318,066	262,650	348,306
Carried Interest due from Investment Funds	8,552	8,547	70,906
Investment in PennyMac Mortgage Investment Trust at fair value	1,205	1,304	1,228
Mortgage servicing rights	2,119,588	2,016,485	1,627,672
Real estate acquired in settlement of loans	2,447	986	1,418
Furniture, fixtures, equipment and building improvements, net	29,453	30,037	31,321
Capitalized software, net	25,729	21,625	11,205
Financing receivable from PennyMac Mortgage Investment Trust	144,128	148,072	150,000
Receivable from Investment Funds	417	654	1,219
Receivable from PennyMac Mortgage Investment Trust	27,119	16,008	16,416
Loans eligible for repurchase	1,208,195	584,394	382,268
Other	98,107	81,380	50,892
Total assets	$7,368,093	$6,388,369	$5,133,902

LIABILITIES
Assets sold under agreements to repurchase	$2,381,538	$2,096,492	$1,735,114
Mortgage loan participation and sale agreements	527,395	531,776	671,426
Notes payable	891,505	890,884	150,942
Obligations under capital lease	20,971	24,373	23,424
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	236,534	248,763	288,669
Derivative liabilities	5,796	11,474	22,362
Mortgage servicing liabilities at fair value	14,120	16,076	15,192
Accounts payable and accrued expenses	106,716	122,698	134,611
Payable to Investment Funds	2,427	2,190	20,393
Payable to PennyMac Mortgage Investment Trust	136,998	124,589	170,036
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	44,011	75,076	75,954
Income taxes payable	52,160	49,620	25,088
Liability for loans eligible for repurchase	1,208,195	584,394	382,268
Liability for losses under representations and warranties	20,053	19,673	19,067
Total liabilities	5,648,419	4,798,078	3,734,546

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 23,529,970, 23,219,088 and 22,426,779 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 46, 49 and 49 shares, respectively	—	—	—
Additional paid—in capital	204,103	196,346	182,772
Retained earnings	265,306	202,988	164,549
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	469,411	399,336	347,323
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	1,250,263	1,190,955	1,052,033
Total stockholders' equity	1,719,674	1,590,291	1,399,356
Total liabilities and stockholders’ equity	$7,368,093	$6,388,369	$5,133,902

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$98,621	$108,136	$127,932
Mortgage loan origination fees	30,267	33,168	39,572
Fulfillment fees from PennyMac Mortgage Investment Trust	19,175	23,507	27,164
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	130,617	126,416	102,671
From PennyMac Mortgage Investment Trust	11,077	11,402	11,696
From Investment Funds	6	416	389
Ancillary and other fees	20,308	15,548	12,727
	162,008	153,782	127,483
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(55,106)	(75,701)	(31,955)
Net mortgage loan servicing fees	106,902	78,081	95,528
Management fees:
From PennyMac Mortgage Investment Trust	5,900	6,038	5,081
From Investment Funds	88	178	502
	5,988	6,216	5,583
Carried Interest from Investment Funds	5	(1,158)	36
Net interest income (expense):
Interest income	39,905	44,442	24,335
Interest expense	35,677	42,492	32,237
	4,228	1,950	(7,902)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(63)	(33)	94
Results of real estate acquired in settlement of loans	(43)	281	(82)
Revaluation of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	32,940	—	551
Other	614	487	809
Total net revenue	298,634	250,635	289,285
Expenses
Compensation	97,097	93,417	94,576
Servicing	41,183	24,968	29,363
Technology	13,993	13,926	11,009
Occupancy and equipment	5,675	5,933	5,138
Loan origination	5,599	5,581	6,961
Professional services	4,868	4,636	5,155
Marketing	2,524	2,375	1,321
Other	5,922	5,655	6,354
Total expenses	176,861	156,491	159,877
Income before provision for income taxes	121,773	94,144	129,408
(Benefit from) provision for income taxes	(2,125)	11,652	15,568
Net income	123,898	82,492	113,840
Less: Net income attributable to noncontrolling interest	61,580	65,411	91,096
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$62,318	$17,081	$22,744

Earnings per share
Basic	$2.67	$0.73	$1.02
Diluted	$2.44	$0.71	$1.00
Weighted-average common shares outstanding
Basic	23,354	23,426	22,339
Diluted	25,565	78,416	76,970

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2017	2016	2015
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$391,804	$531,780	$320,715
Mortgage loan origination fees	119,202	125,534	91,520
Fulfillment fees from PennyMac Mortgage Investment Trust	80,359	86,465	58,607
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	475,848	385,633	290,474
From PennyMac Mortgage Investment Trust	43,064	50,615	46,423
From Investment Funds	1,461	2,583	2,636
Ancillary and other fees	58,924	46,910	43,139
	579,297	485,741	382,672
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(273,238)	(300,275)	(153,129)
Net mortgage loan servicing fees	306,059	185,466	229,543
Management fees:
From PennyMac Mortgage Investment Trust	22,584	20,657	24,194
From Investment Funds	1,001	2,089	4,043
	23,585	22,746	28,237
Carried Interest from Investment Funds	(1,040)	980	2,628
Net interest income (expense):
Interest income	143,179	81,127	49,155
Interest expense	144,520	106,206	68,537
	(1,341)	(25,079)	(19,382)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	118	224	(230)
Results of real estate acquired in settlement of loans	94	(82)	—
Revaluation of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	32,940	551	(1,695)
Other	3,683	3,302	3,167
Total net revenue	955,463	931,887	713,110
Expenses
Compensation	358,721	342,153	274,262
Servicing	117,696	85,857	68,085
Technology	52,013	35,322	25,164
Occupancy and equipment	22,615	17,140	8,056
Loan origination	20,429	22,528	17,396
Professional services	17,845	18,078	15,473
Marketing	9,118	5,264	5,664
Other	21,117	22,462	19,817
Total expenses	619,554	548,804	433,917
Income before provision for income taxes	335,909	383,083	279,193
Provision for income taxes	24,387	46,103	31,635
Net income	311,522	336,980	247,558
Less: Net income attributable to noncontrolling interest	210,765	270,901	200,330
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$100,757	$66,079	$47,228

Earnings per share
Basic	$4.34	$2.98	$2.17
Diluted	$4.03	$2.94	$2.17
Weighted—average common shares outstanding
Basic	23,199	22,161	21,755
Diluted	24,999	76,629	76,104